UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2007

Hi-Tech Wealth Inc.
(Exact name of registrant as specified in charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-33483 (Commission File Number)	88-0496645 (I.R.S. Employer Identification No.)

Suite 1503, Sino Plaza, 255-257 Gloucester Road, Causeway Bay, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2975-9809

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 2, 2007, Hi-Tech Wealth Inc. (“HTW” or the “Company”) completed the second tranche of a $10,000,000 financing (the “Financing”) through the issuance of $5,000,000 in aggregate principal amount of secured promissory notes (the “Notes”). The first tranche of the Financing closed on June 15, 2007 as reported on the Company’s Current Report on Form 8-K filed on June 20, 2007. The issuance of the Notes in the second tranche of the Financing was conditioned upon the perfection of a security interest in certain intellectual property rights owned by one of the Company’s subsidiaries in the People’s Republic of China. The Company delivered to the investors in the Financing a certified copy of a certificate issued by a Chinese government agency evidencing the effectiveness of the security interest in such collateral. The terms of the Notes are identical to those issued on June 15, 2007.

The foregoing does not purport to be a full description of the parties’ rights and obligations under the Notes and the related agreements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Form of Promissory Note*

Exhibit 4.2	Guaranty dated as of June 15, 2007 by Beihai Hi-Tech Wealth Technology Development Co. Ltd.*

Exhibit 10.1	Form of Subscription Agreement dated as of June 15, 2007 by and among Hi-Tech Wealth Inc. and the investors listed on the signature pages thereto*

Exhibit 10.2	Security Agreement dated as of June 15, 2007 by and among Hi-Tech Wealth and the investors named therein*

Exhibit 10.2	Collateral Agent Agreement dated as of June 15, 2007 by and among Hi-Tech Wealth, Peter Benz as Collateral Agent and the investors named therein*

* Incorporated by reference herein to corresponding exhibit to the Current Report on Form 8-K filed by HTW on June 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-TECH WEALTH INC.

Date: August 8, 2007	By:	/s/ Ma Qing
Ma Qing
Chief Financial Officer